-----------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                  Form 8 - K/A1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  May 20, 1998


                                PMC-Sierra, Inc.
             (Exact name of registrant as specified in its charter)


----------------------  ----------------------  -------------------------------
       Delaware                 0-19084                    94-2925073
----------------------  ----------------------  -------------------------------
State of incorporation  Commission File Number  IRS Employer Identification No.
----------------------  ----------------------  -------------------------------

                              105-8555 BAXTER PLACE
                   BURNABY, BRITISH COLUMBIA, V5A 4V7, CANADA
                    (address of principal executive offices)

         Company's telephone number, including area code: (604) 415-6000











                 -----------------------------------------------

This current report on Form 8-K/A1 amends the current report on Form 8-K filed by PMC-Sierra, Inc. ("PMC") on June 3, 1998 solely to add the financial statements of the business acquired required by Item 7(a) for the period ended March 31, 1998 and the pro forma financial information required by Item 7(b).


Item 7. Financial Statements and Exhibits.

         (a)  Financial Statements of Businesses Acquired

         Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the following financial statements were omitted from disclosure in the Registrant's Current Report on Form 8-K filed on June 3, 1998 but are filed herewith:

         Unaudited balance sheet of Integrated Telecom Technology, Inc. ("IGT") as of March 31, 1998 and the unaudited statements of operations, and cash flows for the three months ended March 31, 1998 and 1997.

         (b)  Pro Forma Financial Information

         Pursuant to paragraph (b)(2) of Item 7, the unaudited pro forma combined balance sheet of the Registrant and IGT as of March 31, 1998 and the unaudited pro forma combined statements of operations for the three months ended March 31, 1998 and for the year ended December 31, 1997 are attached. The unaudited pro forma combined financial statements give effect to the merger of the Registrant's subsidiary and IGT on a purchase accounting basis. The pro forma combined balance sheet assumes the merger took place on March 31, 1998 and combines the March 31, 1998 balance sheet of the Registrant with the March 31, 1998 balance sheet of IGT. The pro forma combined statement of operations for the fiscal year ended December 31, 1997 assumes the merger took place as of the beginning of the fiscal year and combines the historical operating results of the Registrant and IGT for the fiscal year ended December 31, 1997 with pro forma adjustments. The pro forma combined statement of operations for the three months ended March 31, 1998 assumes the merger took place as of the beginning of the most recently completed fiscal year and combines the Registrant's historical operating results for the three months ended March 31, 1998 and IGT for the three months ended March 31, 1998 with pro forma adjustments.

         The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of IGT by the Registrant been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. These pro forma financial statements are based on and should be read with the historical combined financial statements and the related notes thereto of the Registrant and IGT.

                       INTEGRATED TELECOM TECHNOLOGY, INC.
                            BALANCE SHEET - UNAUDITED
                                 (in thousands)

                                                            Mar 31,
                                                             1998

ASSETS:
Current assets:
Cash and cash equivalents                                 $     1,095
Accounts receivable, net                                        1,814
Inventories, finished goods                                       579
Prepaid expenses and other current assets                         175
                                                         -------------
Total current assets                                            3,663

Property and equipment, net                                     2,003
Other assets                                                      610
                                                         -------------
                                                          $     6,276
                                                         =============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Short-term debt                                           $     7,650
Accounts payable                                                  850
Accrued liabilities                                             1,042
Current portion of obligations under capital leases               726
                                                         -------------
Total current liabilities                                      10,268

Noncurrent obligations under capital leases                       722
                                                         -------------
                                                               10,990
                                                         -------------

Stockholders' equity:
Common stock                                                        4
Preferred stock                                                 9,974
Additional paid in capital                                      1,363
Accumulated deficit                                           (16,055)
                                                         -------------
Total stockholders' equity                                     (4,714)
                                                         -------------
                                                          $     6,276
                                                         =============

See note to condensed financial statements.

                       INTEGRATED TELECOM TECHNOLOGY, INC.
                      STATEMENTS OF OPERATIONS - UNAUDITED
                                 (in thousands)

                                                   Three Months Ended
                                             -----------------------------
                                                 Mar 31,          Mar 31,
                                                  1998             1997

Net revenues                                  $     3,104      $    3,136

Cost of revenues                                    1,006             978
                                             -------------   -------------
Gross profit                                        2,098           2,158

Other costs and expenses:
  Research and development                          1,593           1,770
  Marketing, general and administrative               963             710
                                             -------------   -------------
Loss from operations                                 (458)           (322)
Interest expense                                     (190)            (59)
                                             -------------   -------------

Net loss                                      $      (648)    $      (381)
                                             =============   =============


See note to condensed financial statements.

                       INTEGRATED TELECOM TECHNOLOGY, INC.
                            STATEMENTS OF CASH FLOWS - UNAUDITED
                                 (in thousands)
                                                                      Three Months Ended
                                                                 ----------------------------
                                                                      Mar 31,        Mar 31,
                                                                       1998           1997
Cash flows from operating activities:
   Net loss                                                       $      (648)   $      (381)
   Adjustments to reconcile net loss to net cash provided
   by operating activities:
     Depreciation and amortization                                        364            284
     Gain on sale of equipment                                            (11)             -
     Changes in assets and liabilities
       Accounts receivable                                                921            397
       Inventories                                                       (275)           179
       Prepaid expenses and other                                          56            (71)
       Accounts payable and accrued expenses                              (38)           430
       Contracts in progress                                                -           (595)
                                                                 -------------  -------------
         Net cash provided by operating activities                        369            243
                                                                 -------------  -------------

Cash flows from investing activities:
   Purchases of plant and equipment                                       (31)          (207)
                                                                 -------------  -------------
         Net cash used in investing activities                            (31)          (207)
                                                                 -------------  -------------

Cash flows from financing activities:
   Proceeds from issuance of note payable                               2,000              -
   Repayment of short-term debt                                        (2,000)             -
   Financing Fees                                                           -            (24)
   Principal payments under capital lease obligations                    (188)           (92)
   Proceeds from issuance of options                                       28              -
                                                                 -------------  -------------
         Net cash used in investing activities                           (160)          (116)
                                                                 -------------  -------------

Net increase (decrease) in cash and cash equivalents                      178            (80)
Cash and cash equivalents, beginning of the period                        917            804
                                                                 -------------  -------------
Cash and cash equivalents, end of the period                      $     1,095    $       724
                                                                 =============  =============

See note to condensed financial statements.

                       INTEGRATED TELECOM TECHNOLOGY, INC.

                     NOTE TO CONDENSED FINANCIAL STATEMENTS

1. The accompanying financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules or regulations. The interim financial statements are unaudited, but reflect all adjustments which are, in the opinion of management, necessary to present a fair statement of results for the interim periods presented. These financial statements should be read in conjunction with the financial statements and the notes thereto in IGT's financial statements for the year ended December 31, 1997.

                                PMC-Sierra, Inc.
                  PRO FORMA COMBINED BALANCE SHEET - UNAUDITED
                                 March 31, 1998
                                 (in thousands)
                                                                                                                    Pro Forma
                                                       PMC              IGT            Pro Forma Adjustments        Combined
                                                                                ----------------------------------

ASSETS:
Current assets:
   Cash and cash equivalents                        $   77,149     $    1,095     $   (26,777)        (a)           $   51,467
   Short-term investments                                2,982              -               -                            2,982
   Accounts receivable, net                             17,602          1,814               -                           19,416
   Inventories                                           4,258            579               -                            4,837
   Prepaid expenses and other current assets             1,717            175               -                            1,892
                                                  -------------  -------------  --------------                    -------------
      Total current assets                             103,708          3,663         (26,777)                          80,594

Property and equipment, net                             20,377          2,003            (220)        (d)               22,160
Goodwill and other intangible assets, net                8,174              -           5,341    (b), (c), (d)          13,515
Investments and other assets                             4,424            610               -                            5,034
Deposits for wafer fabrication capacity                 23,120              -               -                           23,120
                                                  -------------  -------------  --------------                    -------------
                                                    $  159,803     $    6,276     $   (21,656)                      $  144,423
                                                  =============  =============  ==============                    =============

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
   Short-term debt                                  $        -      $   7,650          (7,650)        (a)           $        -
   Accounts payable                                      6,251            850               -                            7,101
   Accrued liabilities                                  16,702          1,042           2,295      (b), (d)             20,039
   Accrued income taxes                                  6,935              -               -                            6,935
   Current portion of obligations under
      capital leases and long-term debt                  4,515            726             (32)        (d)                5,209
   Net liabilities of discontinued operations              249              -               -                              249
                                                  -------------  -------------  --------------                    -------------
      Total current liabilities                         34,652         10,268          (5,387)                          39,533

Deferred income taxes                                    3,992              -               -                            3,992
Noncurrent obligations under capital leases
   and long-term debt                                    8,104            722             221         (d)                9,047

Special shares convertible into PMC common stock         9,503              -               -                            9,503

Shareholders' equity:
   Common stock, par value $0.001                           30              4              (4)        (e)                   30
   Preferred stock                                           -          9,974          (9,974)        (e)                    -
   Additional paid in capital                          146,491          1,363          26,860      (a), (e)            174,714
   Accumulated deficit                                 (42,969)       (16,055)        (33,372)     (e), (f)            (92,396)
                                                  -------------  -------------  --------------                    -------------
      Total shareholders' equity                       103,552         (4,714)        (16,490)                          82,348
                                                  -------------  -------------  --------------                    -------------
                                                     $ 159,803     $    6,276     $   (21,656)                      $  144,423
                                                  =============  =============  ==============                    =============

See notes to unaudited pro forma combined financial statements.

                                PMC-Sierra, Inc.
             PRO FORMA COMBINED STATEMENTS OF OPERATIONS - UNAUDITED
                          Year Ended December 31, 1997
                  (in thousands, except for per share amounts)

                                                                                                             Pro Forma
                                                        PMC            IGT        Pro Forma Adjustments      Combined
                                                                               ---------------------------

Net revenues                                        $  127,166    $   12,603    $          -                 $  139,769

Cost of revenues                                        33,065         4,634             688      (a)            38,387
                                                   ------------  ------------  --------------             --------------

Gross profit                                            94,101         7,969            (688)                   101,382


Other costs and expenses:
Research and development                                22,880         7,378             351      (a)            30,609

Marketing, general and administrative                   23,663         3,567             121      (a)            27,351

Restructure and other costs                             (1,383)            -               -                     (1,383)
                                                   ------------  ------------  --------------             --------------

Income (loss) from operations                           48,941        (2,976)         (1,160)                    44,805

Interest income (expense), net                           1,044          (408)         (1,162)     (b)              (526)

                                                   ------------  ------------  --------------             --------------

Income (loss) before provision for income taxes         49,985        (3,384)         (2,322)                    44,279


Provision for income taxes                              15,727             -            (366)     (c)            15,361
                                                   ------------  ------------  --------------             --------------

Net income (loss)                                   $   34,258    $   (3,384)   $     (1,956)                $   28,918
                                                   ============  ============  ==============             ==============

Basic net income per share:                         $     1.10                                               $     0.92

Diluted net income per share:                       $     1.05                                               $     0.87


Shares used to calculate:
Basic net income per share                              31,043                                                   31,458
Diluted net income per share                            32,642                                                   33,244


See notes to unaudited pro forma combined financial statements.

                                PMC-Sierra, Inc.
             PRO FORMA COMBINED STATEMENTS OF OPERATIONS - UNAUDITED
                        Three Months Ended March 31, 1998
                  (in thousands, except for per share amounts)

                                                                                                             Pro Forma
                                                          PMC           IGT         Pro Forma Adjustments    Combined
                                                                                  ------------------------

Net revenues                                           $   34,295    $    3,104    $        -              $    37,399

Cost of revenues                                            8,135         1,006           172     (a)            9,313
                                                      ------------  ------------  ------------            -------------
Gross profit                                               26,160         2,098          (172)                  28,086


Other costs and expenses:
Research and development                                    6,016         1,593            88     (a)            7,697

Marketing, general and administrative                       6,122           963            30     (a)            7,115
                                                      ------------  ------------  ------------            -------------

Income (loss) from operations                              14,022          (458)         (290)                  13,274

Interest income (expense), net                                824          (190)         (227)    (b)              407

                                                      ------------  ------------  ------------            -------------

Income (loss) before provision for income taxes            14,846          (648)         (517)                  13,681


Provision for income taxes                                  5,197             -           (79)    (c)            5,118
                                                      ------------  ------------  ------------            -------------

Net income (loss)                                      $    9,649    $     (648)   $     (438)             $     8,563
                                                      ============  ============  ============            =============

Basic net income per share:                            $     0.31                                          $      0.27

Diluted net income per share:                          $     0.29                                          $      0.25

Shares used to calculate:
Basic net income per share                                 31,524                                               31,939
Diluted net income per share                               33,701                                               34,312


See notes to unaudited pro forma combined financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


1.  Basis of Presentation

On May 20, 1998, the Registrant acquired IGT in exchange for total consideration of $55.0 million consisting of cash paid to IGT stockholders of $17.8 million, cash paid to IGT creditors of $9.0 million and the issuance of 415,000 shares of common stock and options to purchase 214,000 shares of common stock. IGT is a fabless semiconductor company headquartered in Gaithersburg, MD with a development site in San Jose, CA. IGT makes Asynchronous Transfer Mode (ATM) switching chipsets for wide area network applications as well as ATM Segmentation-and-Reassembly and other telecommunication chips.

In connection with the acquisition, intangible assets of $54.8 million were acquired by the Registrant of which $49.4 million was allocated to in-process research and development. The related technology has not reached technological feasibility and the technology has no alternative future use. In accordance with generally accepted accounting principles, the acquired in-process research and development will be charged to expense by the Registrant in its second quarter ended June 30, 1998. The remaining $5.3 million of intangible assets will be amortized over their estimated useful lives, ranging from three to seven years.

The pro forma combined statements of operations for the fiscal year ended December 31, 1997 and for the three months ended March 31, 1998 exclude the impact of the nonrecurring charge associated with expensing in-process research and development.

The unaudited pro forma combined financial statements give effect to the merger of the Registrant and IGT on a purchase accounting basis. The pro forma combined balance sheet assumes the merger took place on March 31, 1998 and combines the March 31, 1998 balance sheets of the Registrant and IGT. The pro forma combined statement of operations for the fiscal year ended December 31, 1997 assumes the merger took place as of the beginning of the fiscal year and combines the historical results of the Registrant and IGT for the fiscal year ended December 31, 1997 with pro forma adjustments. The pro forma combined statement of operations for the three months ended March 31, 1998 assumes the merger took place as of the beginning of the most recently completed fiscal year and combines the historical results of the Registrant and IGT for the three months ended March 31, 1998 with pro forma adjustments.

The pro forma combined financial statements included herein have been prepared by the Registrant, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Registrant believes that the disclosures are adequate to make the information not misleading. These pro forma combined financial statements should be read in conjunction with the financial statements and the notes thereto included in the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1997 and the financial statements of IGT included in the Registrant's Current Report on Form 8-K filed on June 3, 1998.

2.  Pro Forma Adjustments

The pro forma combined balance sheet reflects the following adjustments:

         a) Entry to record the acquisition of IGT by the payment of cash to IGT stockholders and cash to IGT creditors and the issuance of 415,000 shares of common stock and options to purchase 214,000 shares of common stock;

         b)   Entry to record acquisition related expenses of $850,000;

         c) Entry to record intangibles including goodwill, existing product technologies and assembled work force;

         d) Entry to record other purchase price adjustments to reflect certain IGT balances at fair values;

         e) Entry to eliminate the preferred stock, common stock, additional paid-in capital and accumulated deficit of IGT and

         f)   Entry to expense in-process research and development of IGT.

The pro forma combined statements of operations reflect the following adjustment with respect to the acquisition:

         a) Entry to record amortization of purchased intangibles other than in-process research and development over estimated useful lives, ranging from three to seven years;

         b) Entry to record elimination of interest expense paid on IGT's lines of credit as if they were repaid at the beginning of the year and reduction of interest income of the Registrant as a result of utilizing cash and cash equivalents for the IGT acquisition and

         c)   Entry to record related tax effect of adjustment b).

3.  Earnings Per Share

Basic net income per share for each period is calculated by dividing pro forma net income by the shares used to calculate basic net income per share in the historical period plus the effect of the 415,000 shares of the Registrant's Common Stock which, together with cash payments, were exchanged for all issued and outstanding shares of IGT common and preferred stock. Diluted net income per share also includes the effect of the options to purchase 214,000 shares of the Registrant's Common Stock which were exchanged for options to purchase IGT common stock.

4.  Merger Related Expenses

The Registrant estimates that it will incur merger-related expenses, consisting primarily of transaction costs for lawyers, accountants, financial advisory services, and other related charges, of approximately $850,000 before income taxes. This estimate is preliminary and subject to change.

These non-recurring expenses are reflected in the purchase price in the pro forma financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           PMC-SIERRA, INC.
                                           (Registrant)


Date:    June 19, 1998                     /S/ JOHN W. SULLIVAN
         -------------                     -------------------
                                           John W. Sullivan
                                           Vice President, Finance
                                           Chief Financial Officer
                                           (Principal Accounting Officer)